Exhibit 10.46

CONTRACT FOR PURCHASE AND SALE

Alexan Fitzhugh
Dallas, Texas

This CONTRACT FOR PURCHASE AND SALE (this “Contract”) is made and entered as of May 19, 2010 (the “Effective Date”) by and between FITZHUGH APARTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership (“Seller”), and BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership (“Buyer”).

For and in consideration of the mutual covenants and agreements contained in this Contract, Buyer and Seller agree as follows.

1.             PURCHASE AND SALE. Seller agrees to sell and convey to Buyer, and Buyer agrees to buy from Seller, the Property (defined below) for the consideration and upon and subject to the terms and conditions hereinafter set forth. The “Property” means:

(a)           The land situated in Dallas, Dallas County, Texas, more particularly described in Exhibit A to this Contract (the “Land”), together with (i) the improvements situated on the Land commonly known as Alexan Fitzhugh, and all other structures, fixtures, buildings and improvements situated on the Land (such buildings, structures, fixtures and improvements being herein called the “Improvements”), (ii) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests appurtenant to the Land and the Improvements, and (iii) all rights, titles, powers, privileges, licenses, easements, rights-of-way and interests, if any, of Seller, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed, in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land;

(b)           All equipment, fixtures, appliances, inventory, computers, computer hardware, computer software, and other tangible personal property of whatever kind or character owned by Seller and attached to or installed or located on or in the Land or the Improvements, including furniture, furnishings, drapes and floor coverings, office equipment and supplies, heating, lighting, refrigeration, plumbing, ventilating, incinerating, cooking, laundry, communication, electrical, dishwashing, and air conditioning equipment, disposals, window screens, storm windows, recreational equipment, pool equipment, patio furniture, sprinklers, hoses, tools and lawn equipment (collectively, the “Personal Property”);

(c)           All of Seller’s right, title and interest in and to: (i) all leases and other agreements that permit occupancy or use of any apartment unit or other space in the Improvements (collectively, “Tenant Leases”); (ii) all refundable deposits (security, pet or otherwise) actually paid to or received by Seller pursuant to Tenant Leases (and not as of the Closing Date returned to or forfeited by tenants under Tenant Leases); and (iii) all service and maintenance contracts which relate to the operation, maintenance or management of the Land, the Improvements or the Personal Property (collectively, the “Service Contracts”); and

(d)           To the extent assignable, all of Seller’s right, title, and interest in and to all of the following (collectively, the “Intangibles”): (i) all bonds, permits, licenses (including software licenses), approvals, utility rights, development rights and similar rights related to the Property, or any portion thereof, whether granted by governmental authorities or private persons, (ii) all trademarks, trade names, or symbols under which the Property, or any portion thereof, is operated including the name of “Fitzhugh”, but excluding the names “Crow,” “Trammell Crow,” “Trammell Crow Residential,” “TCR” and “Alexan” and derivatives of any such names and the “TCR” logo as well as trademarks, trade names, and service marks containing any of such names or such logo (collectively, the “Excluded IP”), (iii) all telephone numbers and exchanges serving the Property, or any portion thereof, (iv) all business and goodwill of Seller related to the Property, or any portion thereof, (v) all site plans, surveys, soil and substrata studies, architectural drawings, “as built” plans and specifications, engineering plans, floor plans, and landscape plans that relate exclusively to the Property, or any portion thereof, (vi) all leasing materials and brochures, ledger cards, leasing records, leasing applications, tenant credit reports and maintenance and operating records related exclusively to the operation of Property, or any portion thereof, (vii) all warranties and guaranties (express or implied) issued in connection with, or arising out of (A) the purchase and repair of all Personal Property or (B) the construction of any of the improvements located on the Property, or any portion thereof, but excluding any warranty or guaranty from the general contractor for the Property or any other affiliate of Seller, and (viii) the website that at the time of Closing has the Internet domain name www.alexanfitzhugh.com (the “Website”); provided, that (x) Buyer may, at Closing, choose to exclude the Website from the Property, or (y) if Buyer does not choose to exclude the Website from the Property at Closing, then no more than 30 days after Closing, Buyer shall, at Buyer’s expense, change the Internet domain name of the website to another name that does not include the Excluded IP and remove all Excluded IP, all links to web sites containing Excluded IP (e.g. www.tcresidential.com; www.alexanapts.com, etc.), all references to Seller and Seller’s property manager and all addresses, phone numbers, e-mail addresses and other identifying information relating to Seller or Seller’s property manager from the Website. The obligations in the foregoing clause (viii) shall survive Closing.

2.             PURCHASE PRICE. The total purchase price for the Property (the “Purchase Price”) shall be $49,750,000 payable in cash at Closing (defined below). Payment in cash shall mean by cashier’s check or certified check drawn on a national banking association acceptable to Seller or by wire transfer of immediately available federal funds (the foregoing types of funds are hereinafter referred to as “Immediately Available Funds”).

3.             EARNEST MONEY.

(a)           Deposits. Not later than two business days after the Effective Date, Buyer shall deliver to Chicago Title Insurance Company, 2001 Bryan Street, 17th Floor, Dallas, Texas 75201 (Attention: Konrad Kaltenbach) (the “Title Company”), as escrow agent, $1,000,000 (by Immediately Available Funds) as earnest money (the “Initial Earnest Money”), which funds shall be deposited and held by the Title Company in an interest bearing account. Unless Buyer has elected to terminate this Contract prior to the end of the Feasibility Period (defined below), then not later than the expiration of the Feasibility Period, Buyer shall deliver to the Title Company an additional amount equal to $1,000,000 (by Immediately Available Funds) as additional earnest money (“Additional Earnest Money”). The Initial Earnest Money and the Additional Earnest Money, to the extent delivered by Buyer, are collectively referred to as the “Earnest Money.” If Buyer does not timely deliver the Initial Earnest Money as provided in this Section 3, then this Contract shall be null and void, and neither party shall have any right or obligation hereunder. If Buyer fails to timely deliver the Additional Earnest Money as provided in this Section 3, and such failure continues for two business days after notice from Seller to Buyer, then the Initial Earnest Money (other than the Option Money (defined below)) shall be returned to Buyer, whereupon this Contract shall terminate, and neither party shall have any right or obligation hereunder other than those rights and obligations that expressly survive termination of this Contract. The Earnest Money shall be invested in an interest-bearing account at one or more federally-insured national banking institutions approved by Buyer, provided Buyer satisfies the Title Company’s requirements with respect thereto. The term “Earnest Money” as used herein shall include all amounts required to be deposited with the Title Company and any interest earned thereon. If the transaction contemplated by this Contract is closed, the Earnest Money will be applied in payment of the Purchase Price to be paid at Closing. If the transaction contemplated by this Contract is not closed, the Earnest Money shall be disbursed in accordance with the provisions of this Contract. The provisions of this Contract regarding disposition of the Earnest Money following a termination of this Contract shall survive termination of this Contract.

(b)           Option Money. $150,000 of the Initial Earnest Money (the “Option Money”) shall be considered to be nonrefundable and will not be returned to Buyer for any reason except for a termination of this Contract under Section 10(b) or under Section 12(a)(i) or (ii).

4.             CLOSING.

(a)           Closing Date. The closing of the sale of the Property to Buyer (the “Closing”) shall take place at the Title Company on June 10, 2010 (the “Closing Date”); provided, however, Buyer may elect to proceed with the Closing on an earlier Closing Date by delivering notice thereof to Seller not less than five days before such earlier Closing Date. The parties may attend the Closing by making their Closing deliveries into escrow with Title Company pursuant to escrow instructions that do not conflict with the terms of this Contract.

(b)           Seller’s Closing Deliveries. At the Closing, Seller shall deliver to Buyer the following:

(i)            a Special Warranty Deed duly executed and acknowledged by Seller, in the form attached as Exhibit B, subject only to the Permitted Exceptions (defined below) and any others approved by Buyer in writing;

(ii)           a Bill of Sale duly executed by Seller, in the form attached as Exhibit C;

(iii)          an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) duly executed by Seller, in the form attached as Exhibit D;

(iv)          an Assignment of Tenant Leases and Assumption (the “Assignment of Leases”) duly executed by Seller, in the form attached as Exhibit E;

(v)           a form of notice to all tenants of the Property (“Tenant Notice Letter”) duly executed by Seller, in the form attached as Exhibit F;

(vi)          exclusive possession of the Property, subject only to the rights of parties claiming under the Tenant Leases, the Service Contracts and the Permitted Exceptions;

(vii)         a non-foreign affidavit as permitted by Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

(viii)        evidence of its capacity and authority for the closing of this transaction;

(ix)           a current update of the Initial Lease Schedule (“Closing Lease Schedule”), certified by Seller using the same certification as that made with respect to the Initial Lease Schedule;

(x)            a current update of the Rent Roll (defined below) dated not earlier than five days before the Closing Date, certified by Seller as being that upon which Seller customarily relies in the ordinary course of its business;

(xi)           a customary owner’s affidavit certifying to the Title Company that there are no unpaid bills or claims relating to the Property as of the date of Closing except as specified, duly executed by Seller in the form attached as Exhibit G;

(xii)          a settlement statement reflecting the prorations and adjustments required under Section 4(f); and

(xiii)         any necessary state, county or local governmental transfer tax forms or returns.

(c)           Buyer’s Closing Deliveries. At the Closing, Buyer shall perform and deliver the following:

(i)            the Purchase Price in Immediately Available Funds (reduced by the amount, if any, of the Earnest Money applied for that purpose and by any other amounts to be credited to Buyer at the Closing pursuant to the provisions of this Contract);

(ii)           the Assignment and Assumption Agreement duly executed by Buyer;

(iii)          the Assignment of Leases duly executed by Buyer;

(iv)          the Tenant Notice Letter duly executed by Buyer;

(v)           evidence of its capacity and authority for the closing of this transaction; and

(vi)          a settlement statement reflecting the prorations and adjustments required under Section 4(f); and

(vii)         any necessary state, county or local governmental transfer tax forms or returns.

(d)           Closing Costs. Seller shall pay: (i) the premium for the Owner’s Title Policy (excluding any amounts relating to endorsements to the Owner’s Title Policy); (ii) costs and expenses for the UCC searches; (ii) costs and expenses for the Survey; (iii) any transfer, excise, document stamps, sales and similar taxes applicable to the transactions contemplated hereby; (iv) one-half (1/2) of any escrow fee; (v) costs of tax certificates; (vi) Seller’s attorneys’ fees; and (vii) other expenses stipulated to be paid by Seller under other provisions of this Contract. Buyer shall pay: (A) the premium for any endorsements to the Owner’s Title Policy; (B) one-half (1/2) of any escrow fee;

(C) Buyer’s attorneys’ fees; (D) recording fees; and (E) other expenses stipulated to be paid by Buyer under other provisions of this Contract.

(e)           Additional Seller Deliveries. Upon completion of the Closing, Seller shall deliver to Buyer all keys to the Improvements in Seller’s possession and an inventory of keys issued by Seller to others. Seller shall also deliver the originals (or copies if Seller does not have originals) of all Tenant Leases and other tenant records such as applications, credit reports and correspondence. Seller shall also deliver any plans and specifications, surveys and other plans assigned to Buyer as part of the Property. Delivery of the materials in this Section 4(e) may be accomplished by leaving such items in the business office at the Property.

(f)            Proration of Rents, Deposits, Assessments, and Taxes. Rents and all expenses of operation of the Property (including utilities, assessments, property taxes and other amounts due under the Service Contracts and leasing commissions) except for insurance premiums and property management fees will be prorated as of the Closing Date; provided, however, no prorations will be made for delinquent rents existing as of the Closing. Amounts allocable to the Closing Date will be for the account of Buyer if by 11:00 am (Central Time) on the Closing Date Buyer has taken all action required of it for Closing and Buyer’s funds in the amount required by this Contract are available in the closing escrow; otherwise amounts allocable to the Closing Date (and if the day after the Closing Date is not a business day, for all intervening days until the next business day) will be for the account of Seller. If ad valorem taxes for the year in which the sale is closed are not available on the Closing Date, proration of taxes will be made on the basis of taxes assessed in the previous year, with a subsequent cash adjustment of such proration to be made between Seller and Buyer, if necessary, when actual tax figures are available. If any such charges, expenses, income, or other required prorations (other than taxes and delinquent rents) are unavailable at the precise Closing Date, then a readjustment of these items shall be made within 30 days after the Closing. With respect to any delinquent rentals, Buyer will make a reasonable attempt (but shall not be obligated) to collect the same for Seller’s benefit after the Closing in the usual course of the operation of the Property and such collection, if any, will be remitted to Seller promptly upon receipt by Buyer. Nothing contained herein shall operate to require Buyer to institute any lawsuit or other collection procedure to collect such delinquent rentals. Seller agrees that it will not initiate any suit or proceeding to collect delinquent rents from a tenant so long as they remain a tenant of the Property. Any sums received by Buyer from any tenants owing delinquent rentals will first be applied to the then-current portion of such tenant’s rent, and then to costs incurred by Buyer in collecting the delinquent rents, and then (and only then) to delinquent rentals owed with respect to the period before Closing. With respect to locator fees, commissions and the like related to any Tenant Lease that is executed prior to Closing, Sells shall pay such amounts if the tenant takes occupancy of its unit prior to Closing and Buyer shall pay such amounts if the tenant takes occupancy of its unit after Closing. To the extent that any such amount is due under a Tenant Lease in connection with the extension of such Lease, Seller shall pay such amounts if the extension occurs prior to Closing and Buyer shall pay such amounts if the extension occurs after Closing. Buyer shall not be entitled to a credit at Closing for any portion of any bonus or other up-front payment made under or in connection with any Service Contract (including all laundry room, cable and telecommunications agreements, if any). At the Closing, Seller will pay to Buyer in cash or credit to Buyer the amount of any refundable deposits actually held by Seller under Tenant Leases. Nonrefundable deposits, bonuses, fees and upfront payments will not be prorated, nor will Buyer be entitled to a credit on account of such amounts. The provisions of this Section 4(f) shall survive the Closing.

(g)           Insurance Premiums and Management Fees; Utility Deposits. Insurance premiums and management fees incurred by Seller will be paid for by Seller and Buyer shall not be liable therefor. Seller will not assign to Buyer, and Buyer will not be entitled to, any deposits held by any utility company or other company servicing the Property; but rather such deposits will be returned to Seller and Buyer will arrange and bear all responsibility to arrange with all utility companies to have accounts styled in Buyer’s name beginning on the Closing Date. The provisions of this Section 4(g) shall survive the Closing.

(h)           Pre-Closing Operations. Seller shall instruct its property manager to discontinue data entry operations in the on-site computer system for the Property (including making deposits of rental income) for a period of at least 72 hours before the Closing. Seller acknowledges that such discontinuance is intended to afford Seller and Buyer an opportunity to coordinate the transition of the Property in anticipation of Closing and to complete work on prorations as set forth in this Contract. Seller shall instruct its property manager to forward to Buyer or its designee final reports to facilitate transition planning and compilation of prorations as soon as practicable after discontinuing such data entry (with Seller endeavoring to cause its property manager to do the same within two hours of such discontinuance).

5.             FEASIBILITY STUDY, INSPECTION, AND SERVICE CONTRACTS.

(a)           Feasibility Study. Buyer is granted the right to conduct engineering and/or market and economic feasibility studies of the Property and a physical inspection of the Property, including studies or inspections to determine the existence of any environmental hazards or conditions (collectively, the “Feasibility Study”) during the period (the “Feasibility Period”) commencing on the Effective Date and ending at 5:00 p.m., Central Time, on the June 3, 2010. With Seller’s permission, after Seller has received advance notice sufficient to permit it to schedule in an orderly manner Buyer’s examination of the Property and to provide at least 24-hours’ advance written notice to any affected tenants, Buyer or its designated agents may enter upon the Property during normal business hours for purposes of analysis or other tests and inspections which may be deemed necessary by Buyer for the Feasibility Study. Buyer or its designated representative must be accompanied by a designated representative of Seller or have received Seller’s written permission prior to entering upon the Property in connection with Buyer’s Feasibility Study; provided, however, Buyer may not enter into any space leased by any tenant without being accompanied by a designated representative of Seller. Seller agrees to make its representative reasonably available during normal business hours. Buyer will not alter the physical condition of the Property or conduct invasive testing without notifying Seller of its requested tests, and obtaining the written consent of Seller to any physical alteration of the Property or invasive testing. Buyer will utilize commercially reasonable diligence to conduct or cause to be conducted all inspections and tests in a manner and at times which will not unreasonably interfere with any tenant’s use and occupancy of the Property. If Buyer determines, in its sole judgment, that the Property is not suitable for any reason for Buyer’s intended use or purpose, or is not in satisfactory condition, then Buyer may terminate this Contract by written notice to Seller prior to expiration of the Feasibility Period, in which case the Earnest Money (other than the Option Money) will be returned to Buyer, and neither party shall have any further right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination. If this Contract is not terminated pursuant to this Section 5(a), then after expiration of the Feasibility Period, after Seller has received advance notice sufficient to permit it to schedule in an orderly manner Buyer’s examination of the Property and to provide at least 24-hours’ advance written notice to any affected tenants, Buyer or its designated agents may enter upon the Property during normal business hours. Buyer or its designated representative must be accompanied by a designated representative of Seller or have received Seller’s written permission prior to entering upon the Property; provided, however, Buyer may not enter into any space leased by any tenant without being accompanied by a designated representative of Seller. If this Contract is not timely terminated pursuant to this Section 5(a), Buyer’s right to terminate this Contract pursuant to this Section 5(a) and any and all objections with respect to the Feasibility Study will be deemed to have been waived by Buyer for all purposes.

(b)           Restoration of Property. Buyer will promptly restore the Property to its original condition if damaged or changed due to the tests and inspections performed by Buyer. Buyer will leave the Property free of any mechanic’s or materialman’s liens or other encumbrances arising out of any of the inspections or tests. The provisions of this Section 5(b) will survive Closing or any termination of this Contract.

(c)           Indemnity and Insurance. Buyer shall indemnify and hold Seller and its partners, affiliates, officers, directors, employees and agents (collectively with Seller, the “Seller Parties”) harmless from all claims, liabilities, damages, losses, costs, and expenses (including reasonable attorneys’ fees) caused by Buyer or Buyer’s Feasibility Representatives (defined below); provided, however, neither Buyer nor Buyer’s Feasibility Representatives shall be liable for, and Buyer shall not indemnify the Seller Parties with respect to, any pre-existing condition, fact, matter, item, or substance discovered, uncovered, located, identified, or disturbed as a result of Buyer’s or Buyer’s Feasibility Representatives’ entry or activities, except to the extent that such condition, fact, matter, item, or substance is exacerbated by Buyer, Buyer’s employees or Buyer’s Feasibility Representatives. Buyer shall procure and continue in force from and after the date Buyer and Buyer’s Feasibility Representatives first enter the Property, and continuing throughout the term of this Contract, liability insurance of not less than $5,000,000 (which amount may be met in combination with an umbrella/excess liability policy) covering the activities of Buyer and Buyer’s Feasibility Representatives. Buyer shall cause its independent contractors, agents, consultants and other representatives conducting the Feasibility Study (collectively, “Buyer’s Feasibility Representatives”) to procure and maintain during the term of this Contract liability insurance of not less than $1,000,000 and shall use its commercially reasonable efforts to cause Buyer’s Feasibility Representatives to indemnify and hold Buyer harmless from claims, liabilities, damages, losses, costs, and expenses (including reasonable attorneys’ fees) for and from which Buyer is obligated to indemnify and hold the Seller Parties harmless in this Section 5(c). Buyer shall (and shall use commercially reasonable efforts to cause Buyer’s Feasibility Representatives to) name Seller and Seller’s property manager as additional insureds under all such policies. If (i) Buyer is obligated to indemnify and hold any Seller Party harmless in this Section 5(c) and (ii) such Seller Party actually receives indemnity payments from Buyer’s Feasibility Representatives, then Buyer shall not be obligated to indemnify and hold such Seller Party harmless in this Section 5(c) to the extent of such payments actually received by such Seller Party. The provisions of this Section 5(c) will survive Closing or any termination of this Contract.

(d)           Confidential Information. Buyer shall treat as confidential all information and materials furnished or made available by Seller to Buyer in accordance with this Contract or obtained by Buyer in the course of its investigation and Feasibility Study (collectively, “Confidential Information”). Buyer will not divulge and will use its commercially reasonable efforts to prevent Buyer’s Representatives (defined below) from divulging the Confidential Information except as reasonably necessary to third parties engaged by Buyer for the limited purpose of analyzing and investigating the Confidential Information for the purpose of consummating the transaction, including Buyer’s agents, attorneys, representatives, consultants, prospective lenders, current and prospective investors and their advisors, current and prospective financial partners, and engineers in this transaction (collectively “Buyer’s Representatives”), so long as Buyer informs the person to whom the disclosure is made of the confidential nature of the Confidential Information and Buyer’s obligations with respect thereto under this Contract and directs the person to whom the disclosure is made to treat the Confidential Information confidentially and not to disclose the Confidential Information to any person other than as authorized by this Section 5(d). If Buyer purchases the Property, then Buyer and Buyer’s Representatives may disclose such Confidential Information after the Closing. Notwithstanding anything to the contrary in this Section 5(d) or in any other agreement to which a party hereto is bound, the Confidential Information shall exclude, and Buyer and Buyer’s Representatives may disclose, any information or documentation that (i) is readily ascertainable by the general public, (ii) was known to Buyer on a non-confidential basis prior to the execution of this Contract, (iii) is deemed advisable by Buyer to disclose to its officers, directors, members, managers, employees, agents, consultants, members of professional firms serving it or potential lenders, investors, consultants and brokers and others who need to know such information or review such documentation for the purpose of assisting Buyer in connection with the transaction contemplated by this Contract so long as Buyer informs the person to whom the disclosure is made of the confidential nature of the Confidential Information and Buyer’s obligations with respect thereto under this Contract and directs the person to whom the disclosure is made to treat the Confidential Information confidentially and not to disclose the Confidential Information to any person other than as authorized by this Section 5(d), (iv) is required by a subpoena, civil investigative demand or similar process, but only if Buyer promptly upon receipt of the subpoena, demand or process notifies Seller and cooperates in any efforts by Seller to obtain a protective order or other assurance that confidential treatment will be accorded the Confidential Information to be disclosed under the subpoena, demand or process and Buyer uses reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed, or (v) is deemed advisable by Buyer or its counsel to be disclosed in connection with financial reporting, securities disclosures or other legal, tax or financial requirements or guidelines applicable to Buyer or any affiliate thereof, including any disclosures to the Securities and Exchange Commission. The provisions of this Section 5(d) will survive Closing or any termination of this Contract.

(e)           Service Contracts. During the Feasibility Period, Buyer shall have the right to review all Service Contracts. Buyer may notify Seller prior to the expiration of the Feasibility Period of any Service Contracts that Buyer, in its discretion, approves. All Service Contracts (other than the Non-Terminable Contracts) that Buyer does not so approve shall be deemed disapproved, and Seller shall, at Seller’s expense, terminate such disapproved Service Contracts effective not later than the Closing Date. In all events, the property management agreement in effect with respect to the Property, along with any Service Contract that is not delivered to Buyer, shall be deemed to be disapproved by Buyer, and Seller shall, at Seller’s expense, terminate such property management agreement and undelivered Service Contracts effective not later than the Closing Date. Notwithstanding the foregoing, Buyer shall be deemed to have approved and shall have no right to reject the Service Contracts (“Non-Terminable Contracts”) that, by their terms, cannot be terminated by Seller except upon the payment of a penalty, termination fee, or other charge that is greater than two months’ payment for services under such Service Contract or require notice of termination to be given sooner than the date on which Buyer notifies Seller of its election to terminate.

6.             TITLE REVIEW AND APPROVAL.

(a)           Seller shall deliver to Buyer within five days after the Effective Date (i) a Commitment for issuance of a Title Insurance Policy with copies of all recorded instruments affecting the Property and recited as exceptions in such Commitment for Title Insurance (collectively, the “Commitment”), (ii) reports of searches made under Seller’s name in the Uniform Commercial Code records of the county in which the Property is located, the Secretary of State of the state in which the Property is located, and the Secretary of State of the state in which Seller is organized (collectively, “UCC Reports”), and (iii) a current “as built” survey (or an update of an existing “as built” survey) (the “Survey”) of the Property made on the ground by a registered professional land surveyor that conforms to the current requirements of an ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association and American Congress on Surveying and Mapping. The Survey shall be certified to Buyer using the form of certificate attached as Exhibit H.

(b)           The term “Owner’s Title Policy” means an Owner Policy of Title Insurance on ALTA Form B-1970 or other form reasonably acceptable to Buyer if such form is not reasonably able to be obtained from the Title Company and with such endorsements as Buyer may request, to the extent such endorsements are available from the Title Company and paid for by Buyer. The Owner’s Title Policy is to be issued subsequent to Closing in accordance with a marked-up and executed version of the Commitment (or an executed Pro Forma), in the full amount of the Purchase Price, insuring Buyer’s fee simple title to the Land and Improvements to be good and indefeasible subject only to Permitted Exceptions and other exceptions approved by Buyer in writing; provided, however:

(1)           the standard exceptions shall, to the extent permitted under applicable insurance regulations, be deleted;

(2)           the rights of parties in possession shall be limited only to the rights of tenants as tenants under written leases listed on the Initial Lease Schedule or under any other lease executed in accordance with this Contract after the Effective Date; and

(3)           the Owner’s Title Policy shall not contain any Monetary Encumbrances (defined below).

(c)           If Buyer has an objection to items disclosed in the Commitment, UCC Reports, or Survey, Buyer will have ten days after receipt of the Commitment, UCC Reports, and Survey (whichever is last received) (the “Title Review Period”) to give Seller written notice of its objections. If Buyer gives timely written notice of its objections, Seller shall have the opportunity, but not an obligation, for five days (the “Cure Period”) following delivery of Buyer’s notice, if any, to cure the same, but Seller shall have no obligation to expend any money, to incur any contractual or other obligations, or to institute any litigation in pursuing such efforts. If any objection is not satisfied within such time period, Buyer will elect within five days of the expiration of the Cure Period, as its sole and exclusive remedy, to either (i) terminate this Contract, in which case the Earnest Money (other than the Option Money) will be refunded to Buyer, and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination, or (ii) waive the unsatisfied objection (which will thereupon become a Permitted Exception). Any exception to title not objected to by Buyer in the manner and within the time period specified in this Section 6 will be deemed accepted by Buyer.

(d)           The phrase “Permitted Exceptions” shall mean (i) standard exceptions to title set forth on the Commitment that are permitted by Section 6(b), (ii) the rights of parties in possession under Tenant Leases, (iii) non-delinquent real property taxes and all assessments and unpaid installments thereof which are not delinquent, (iv) matters created by, through or under Buyer, (v) all matters, rights and interests that would be discoverable by an inspection or survey of the Property, and (vi) those other exceptions to title set forth in the Commitment or Survey and which have been accepted or deemed accepted by Buyer. Notwithstanding the foregoing, in all events and regardless of whether Buyer objects to such exceptions, on or before the Closing, Seller shall: (A) discharge any voluntary lien created by Seller that is secured by any portion of the Property; (B) discharge any lien for delinquent ad valorem taxes; (C) discharge any mortgage or deed of trust encumbering the Property; (D) discharge or bond around any mechanics’ liens encumbering the Property to the extent such matters were created by Seller or arise from work contracted for by Seller; and (E) discharge all security interests reflected in the UCC Reports to the extent that such security interests encumber the Personal Property and such matters were created by Seller or arise from work contracted for by Seller (collectively, “Monetary Encumbrances”).

(e)           After the Effective Date, Seller will not intentionally or deliberately place on the Property any lien, encumbrance or other exception other than the Permitted Exceptions.

7.             SUBMISSION MATTERS AND ADDITIONAL MATTERS.

(a)           Submission Matters. Seller shall deliver to Buyer within five days after the Effective Date, copies of the following (the “Submission Matters”):

(i)            a standard form of Tenant Lease used with respect to the Property;

(ii)           all Service Contracts relating to the ownership and operation of the Property;

(iii)          a list of the Personal Property;

(iv)          all licenses and permits with respect to the ownership and operation of the Property, including building permits and certificates of occupancy;

(v)           the most current real estate and personal property tax statements with respect to the Property;

(vi)          to the extent (and only to the extent) that such items are available and in Seller’s actual possession or in the actual possession of Seller’s management company, all warranties and guaranties relating to the Property, or any part thereof, or to the Personal Property;

(vii)         a schedule of leases at the Property dated as of a date not more than 30 days prior to the Effective Date (“Initial Lease Schedule”) prepared by the management company managing the Property showing the following information: (a) unit number, and (b) tenant name;

(viii)        a rent roll dated as of a date not more than 30 days prior to the Effective Date (“Rent Roll”) prepared by the management company managing the Property showing, at a minimum, the following information: (a) unit number, (b) tenant name, (c) rental rate, (d) expiration date of the tenant lease, (e) amount of deposits, and (f) move-in date;

(ix)           operating reports for the most recent 24 months prepared by the management company managing the Property, showing all items of income and expense and all deposits;

(x)            to the extent (and only to the extent) that such items are available and in Seller’s actual possession or in the actual possession of Seller’s management company, all environmental and soils reports;

(xi)           to the extent (and only to the extent) that such items are available and in Seller’s actual possession or in the actual possession of Seller’s management company, non-privileged correspondence and pleadings in pending lawsuits affecting the Property, if any;

(xii)          a list of repairs done to the Property within the last 12 months that individually have a cost of more than $5,000;

(xiii)         to the extent (and only to the extent) that such items are available and in Seller’s actual possession or in the actual possession of Seller’s management company, the bonds and/or warranties of any roof, foundation, or pest control (including termite) work performed on the Property;

(xiv)        a schedule of all insurance claims over the past three years that relate to the Property, including crime and casualty claims;

(xv)         to the extent (and only to the extent) received by Seller or Seller’s management company, all orders affecting the Property sent by any governmental agencies;

(xvi)        a description of all pending and threatened litigation, if any, affecting the Property;

(xvii)       to the extent (and only to the extent) received by Seller or Seller’s management company, any written notices either (i) claiming violation of any applicable law or restrictive covenant affecting any portion of the Land, Improvements or Personal Property, or (ii) requiring or calling attention to the need for any work, repairs, construction, alterations or installation in connection with the Land and Improvements which is required in order to comply with any law or restrictive covenant; and

(xviii)      a list of all employees of Seller, including each employee’s start date and salary.

(b)           Additional Submission Matters. In addition, Seller will cause to be made available to Buyer for inspection at the Property the following (the “Additional Submission Matters”), to the extent (and only to the extent) that such items are available and in Seller’s actual possession or in the actual possession of Seller’s management company:

(i)            copies of all architectural drawings, “as built” plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans of any kind that relate to the Property in the possession of or under the control of Seller;

(ii)           the 12 most recent utility bills relating to the Property;

(iii)          all Tenant Leases; and

(iv)          delinquency logs, tenant complaint logs, and repair/maintenance logs and records.

(c)           Additional Copies of Rent Roll. Within three business days after Buyer’s request therefor, Seller shall provide additional copies to Buyer of the Rent Roll, updated to a date on or after the date of Buyer’s request. Seller will provide such copies to Buyer without representation or warrant of any kind. Buyer may make no more than three requests for updated copies of the Rent Roll under this Section 7(c).

8.             BROKER’S FEE. Buyer and Seller represent and warrant to each other that no real estate commissions, finders’ fees, or brokers’ fees have been or will be incurred in connection with the sale of the Property by Seller to Buyer. Buyer and Seller will indemnify, defend and hold each other harmless from any claim, liability, obligation, cost or expense (including attorneys’ fees and expenses) for fees or commissions relating to Buyer’s purchase of the Property asserted against either party by any broker or other person claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party’s acts. The provisions of this Section 8 shall survive the Closing or any termination of this Contract.

9.             AS-IS SALE. EXCEPT AS OTHERWISE SPECIFICALLY STATED IN SECTION 11 OF THIS CONTRACT OR IN ANY DOCUMENTS DELIVERED AT CLOSING, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (i) THE PROPERTY OR THE NATURE, DESIGN, CONSTRUCTION AND CONDITION OF THE PROPERTY, INCLUDING THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY ELECT TO CONDUCT THEREON, (ii) THE EXISTENCE OF ANY HAZARDOUS MATERIALS OR ENVIRONMENTAL HAZARDS OR CONDITIONS AT THE PROPERTY (INCLUDING THE PRESENCE OF ASBESTOS), AND (iii) COMPLIANCE WITH ANY OR ALL APPLICABLE LAWS, INCLUDING DISABILITY, ACCESS, ZONING, SUBDIVISION AND ENVIRONMENTAL LAWS. BUYER ACKNOWLEDGES THAT IT WILL INSPECT THE PROPERTY AND BUYER WILL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, EXCEPT AS SET FORTH IN SECTION 11 OF THIS CONTRACT OR IN ANY DOCUMENTS DELIVERED AT CLOSING. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON

AN “AS IS,” “WHERE IS” BASIS AND “WITH ALL FAULTS,” AND BUYER EXPRESSLY ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE SPECIFIED IN SECTION 11 OF THIS CONTRACT OR IN ANY DOCUMENTS DELIVERED AT CLOSING, SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, TENANTABILITY, WORKMANLIKE CONSTRUCTION, FITNESS FOR A PARTICULAR PURPOSE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY BUYER, IN RESPECT OF THE PROPERTY OR ITS CONDITION OR THE CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTY. SUBJECT TO THE PROVISIONS OF THIS CONTRACT, ANY DOCUMENTS DELIVERED AT CLOSING AND ANY WARRANTIES OR GUARANTIES ASSIGNED TO BUYER AT CLOSING: (y) UPON CLOSE OF ESCROW, BUYER WILL ACCEPT THE PROPERTY SUBJECT TO ADVERSE STRUCTURAL, PHYSICAL, ECONOMIC OR ENVIRONMENTAL CONDITIONS THAT MAY THEN EXIST, WHETHER OR NOT REVEALED BY THE INSPECTIONS AND INVESTIGATIONS CONDUCTED BY BUYER, AND (z) BUYER SPECIFICALLY WAIVES AND RELEASES ALL RIGHTS, REMEDIES, RECOURSE OR OTHER BASIS FOR RECOVERY (INCLUDING ANY RIGHTS, REMEDIES, RECOURSE OR BASIS FOR RECOVERY BASED ON NEGLIGENCE OR STRICT LIABILITY) THAT BUYER WOULD OTHERWISE HAVE AGAINST SELLER OR ANY OF ITS AFFILIATES, ANY PERSON WHO HOLDS A DIRECT OR INDIRECT OWNERSHIP INTEREST IN SELLER OR ANY SUCH AFFILIATE AND THE RESPECTIVE OFFICERS, DIRECTORS, TRUSTEES, AGENTS AND EMPLOYEES OF EACH SUCH PERSON IN RESPECT OF THE PROPERTY OR ITS CONDITION OR THE CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTY. BUYER ACKNOWLEDGES THAT THE DISCLAIMERS AND WAIVERS IN THIS SECTION 9 ARE AN INTEGRAL PART OF THIS CONTRACT AND SELLER WOULD NOT HAVE ENTERED INTO THIS CONTRACT WITHOUT THEM. NOTWITHSTANDING ANYTHING IN THIS CONTRACT TO THE CONTRARY, BUYER WILL HAVE NO RECOURSE AGAINST SELLER’S INVESTOR PARTNER FOR ANY REASON, INCLUDING BUT NOT LIMITED TO ANY DEFAULT OF SELLER.

10.           DEFAULT.

(a)           Default by Buyer. Unless otherwise provided for herein, if the transaction contemplated hereby is not consummated by reason of Buyer’s breach or other failure to timely perform all obligations and conditions to be performed by Buyer under this Contract or under the Tupelo Contract (defined below), then Seller may, as its sole and exclusive remedy (whether at law or in equity), terminate this Contract and receive the Earnest Money as liquidated damages; Buyer and Seller hereby agree that actual damages would be difficult or impossible to ascertain and such amount is a reasonable estimate of the damages for such breach or failure. Upon such payment of the Earnest Money, this Contract shall terminate and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination. All other remedies with respect to the breach by Buyer of its obligation to purchase the Property are expressly waived by Seller. Nothing in this Section 10(a) limits Seller’s remedies for any breach by Buyer of any of its obligations other than its obligation to purchase the Property. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 10(a), IF BUYER BRINGS AN ACTION AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER THIS CONTRACT, RECORDS A LIS

PENDENS OR OTHERWISE ENJOINS OR RESTRICTS SELLER’S ABILITY TO SELL AND TRANSFER THE PROPERTY OR REFUSES TO CONSENT TO OR INSTRUCT RELEASE OF THE EARNEST MONEY TO SELLER IF REQUIRED BY ESCROW AGENT, SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION 10(a) FROM BRINGING AN ACTION AGAINST BUYER SEEKING EXPUNGEMENT OR RELIEF FROM ANY IMPROPERLY FILED LIS PENDENS, INJUNCTION OR OTHER RESTRAINT AND/OR RECOVERING FEES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF ANY BUYER’S ACTION BUT ONLY TO THE EXTENT THAT SELLER IS THE PREVAILING PARTY; AND THE AMOUNT OF ANY SUCH FEES, COSTS AND EXPENSES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH HEREIN. NOTHING IN THIS CONTRACT SHALL, HOWEVER, BE DEEMED TO LIMIT BUYER’S LIABILITY TO SELLER FOR DAMAGES OR INJUNCTIVE RELIEF FOR BREACH OF BUYER’S INDEMNITY OBLIGATIONS UNDER SECTION 5(c) ABOVE OR FOR ATTORNEYS’ FEES AND COSTS AS PROVIDED IN SECTION 21(f) BELOW. The term “Tupelo Contract” means the Contract for Purchase and Sale, dated May 19, 2010, between Buyer and Mississippi Ave Apartments LLC, a Delaware limited liability company.

(b)           Default by Seller. If the transaction contemplated hereby is not consummated by reason of Seller’s breach or other failure to timely perform all obligations to be performed by Seller under this Contract, then Buyer may, as its sole and exclusive remedy (whether at law or in equity), either (i) terminate this Contract and receive the Earnest Money (including the Option Money), whereupon Seller shall reimburse Buyer for all Buyer’s reasonable third party out-of-pocket expenses (including attorney’s fees, engineering fees, consultant’s fees, environmental fees, and other costs incurred in connection with the potential acquisition of the Property, the inspection and review of the Property and the negotiation of this Contract) up to a maximum of $150,000 (provided Buyer provides reasonable evidence of such costs to Seller), and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination, or (ii) enforce specific performance of Seller’s obligations hereunder; provided, however, if specific performance is not an available remedy because Seller has conveyed the Land or Improvements or any other material portion of the Property to a third party unaffiliated with Buyer, then Buyer may bring suit, in law or in equity, for damages. If Buyer chooses to enforce specific performance of Seller’s obligations, then Buyer must commence action to enforce specific performance within 60 days after the occurrence of Seller’s failure. The remedies provided in this Section 10(b) are exclusive, and Buyer waives all other remedies (including any right to obtain damages from Seller) for Seller’s failure in performance prior to Closing. Nothing in this Section 10(b) limits Buyer’s remedies for any breach by Seller of its obligations after Closing or for any breach of representations and warranties that is discovered by Buyer after Closing. In no case shall Seller ever be liable to Buyer under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, “benefit of the bargain,” business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action in any way or manner relating to the Property, the condition of the Property, this Contract, or any transaction or matter between the parties contemplated hereunder.

(c)                                  Cure Period for Other Defaults. Subject to Sections 10(a) and 10(b), if either party is in default under this Contract, then the non-defaulting party may not take any remedy expressly granted to it under this Contract unless and until (i) such non-defaulting party delivers notice of the alleged default, in reasonable detail, to the defaulting party, and (ii) the alleged default remains uncured at 5:00 p.m., Central Time, on the 15th business day following delivery of the default notice. The notice and cure provisions of this Section 10(c) do not apply to a failure by Buyer to deliver the Earnest Money, the Purchase Price or Buyer’s closing deliveries under Section 4(c) (other than as a result of any failure by the Title Company to timely prepare the settlement statement required hereunder) within the times required by this Contract.

11.           REPRESENTATIONS AND WARRANTIES OF SELLER.

(a)                                  Seller hereby represents and warrants to Buyer as of the Effective Date that the facts recited below are true and correct. To the extent Buyer has or acquires actual knowledge or is deemed to know prior to the expiration of the Feasibility Period that these representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer’s knowledge or deemed knowledge. The representations and warranties contained in this Contract shall survive the Closing for a period of nine months, but no claim shall be allowed on any such representation or warranty unless notice of the claim and a detailed statement of the basis for the claim is delivered by the claimant to the other party within such nine-month period. Subject to the terms and conditions of Section 9, nothing in this Section 11 limits the disclaimers, waivers, releases and other provisions in Section 9, all of which will survive Closing without limit as to time.

(i)            Seller has the requisite corporate power and authority to sell and convey the Property as provided in this Contract and to carry out Seller’s obligations hereunder, and all requisite corporate action necessary to authorize Seller to enter into this Contract and to carry out Seller’s obligations hereunder has been, or on the Closing Date will have been, taken.

(ii)           Except as disclosed in the Submission Matters and Additional Submission Matters, Seller has received no written notice (except notices of conditions that have been corrected) either (i) claiming violation of any applicable law or restrictive covenant affecting any portion of the Land, Improvements or Personal Property, or (ii) requiring or calling attention to the need for any work, repairs, construction, alterations or installation in connection with the Land and Improvements which is required in order to comply with any law or restrictive covenant. Seller will provide to Buyer copies of any notices of such violations it may receive following the Effective Date of this Contract.

(iii)          Seller has not received any written notices of any pending or threatened action, suit, proceeding or claim against Seller affecting the Land, Improvements or Personal Property or any portion thereof relating to or arising out of the ownership, operation, use, or occupancy of the Property in any court, or by or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

(iv)          Seller has not claimed the benefit of laws permitting a special use valuation for the purposes of payment of ad valorem taxes on the Property.

(v)           Except as may be disclosed in the Submission Materials, Seller has not received any written notice of any violation of Applicable Environmental Laws at the Property. As used in this Contract, the term “Applicable Environmental Laws” means the following laws as amended from time to time: (A) the Resource Conservation and Recovery Act of 1976, 42 USC §1801, et. seq.; (B) the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USC §9601 et. seq.; (C) any applicable regulations issued or promulgated under or pursuant to any of the laws listed in the foregoing clauses (A) or (B) by any department, agency or other administrative, regulatory or judicial body; or (D) any similar laws of the State of Texas.

(vi)          All information set forth in the Initial Lease Schedule is true, correct, and complete as of its date in all material respects and, as of the Closing Date all information set forth in the Closing Lease Schedule will be true, correct, and complete in all material respects as of the date of such Closing Lease Schedule.

(vii)         The Rent Roll and the operating reports delivered with the Submission Matters are those which Seller customarily relies upon in the ordinary course of its business.

(b)                                 As used in this Contract, “Seller’s Knowledge” means the current actual knowledge of Kenneth J. Valach, the President of the general partner of the general partner of Seller, and Darren Schackman (the “Seller Representatives”) without regard to the knowledge of others, including any former or other employees, agents or contractors of Seller. The Seller Representatives shall not have any personal liability whatsoever for the representations made herein or for any other matters relating to this Contract.

(c)                                  In any action brought to enforce the obligations of Seller under this Contract or any other document delivered in connection herewith, the judgment or decree shall be subject to the provisions of Section 11(a) and shall, otherwise in any event, be enforceable against Seller only up to an amount not to exceed 1.5% of the Purchase Price. In connection with this Contract, BlackRock Realty Advisors, Inc. (“Advisor”) is acting as the investment adviser to Seller’s limited partner and shall not have any individual liability hereunder. No shareholder, officer, employee or agent of or consultant to Advisor or of or to Seller shall be held to any personal liability hereunder, and no resort shall be had to their property or assets, or the property or assets of Advisor or of Seller for the satisfaction of any claims hereunder or in connection with the affairs of Advisor or of Seller. Furthermore, Seller’s liability under this Contract is explicitly limited to Seller’s interest in the Property, including any proceeds thereof. Buyer shall have no recourse against any other property or assets of Seller, any assets of the Advisor, or to any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller or the Advisor (collectively, “No Recourse Parties”) or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Contract and requiring the payment of money by Seller. Except as otherwise expressly set forth in this Section 11(c), neither Seller nor any No Recourse Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Buyer’s rights or remedies under or with respect to this Contract, at law, in equity or otherwise. Buyer shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Seller or any No Recourse Parties other than Seller’s interest in the Property or any proceeds thereof. The provisions of this Section 11(c) shall survive the termination of this Contract.

12.           CONDITIONS TO CLOSING.

(a)                                  If any of the following conditions precedent to Buyer’s obligations under this Contract is not satisfied, then Buyer may, at its option, waive such condition, or, as Buyer’s sole and exclusive remedy, terminate this Contract by notice in writing to Seller and receive back the Earnest Money (including the Option Money, in the case of a termination under Section 12(a)(i) or (ii), but excluding the Option Money, in the case of a termination under any other provision of this Section 12(a)) and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations that survive termination. The following shall be conditions precedent to Buyer’s obligations hereunder:

(i)            Seller shall have complied with all covenants of Seller set forth herein at or before Closing;

(ii)           All representations and warranties of Seller shall be true and correct, in all material respects, as of the Closing Date, without taking into consideration any qualification to Seller’s Knowledge or the receipt of notice by Buyer or any representative thereof;

(iii)          On the Closing Date, there shall be no third party litigation pending or threatened, seeking to enjoin the consummation of the sale and purchase hereunder, to recover title to the Property or any part thereof or any interest therein, or to enjoin the violation of any law, rule, regulation, restrictive covenant or zoning ordinance with respect to the Land, Improvements or Personal Property; and

(iv)          The Title Company must be prepared to issue a Title Policy for the property conforming to the requirements of this Contract, provided that the Title Company’s failure to issue any endorsements to the Title Policy requested by Buyer shall not affect Buyer’s obligations under this Contract.

(b)                                 If the following condition to Seller’s obligations under this Contract is not satisfied, then Seller may, at its option, waive such condition or terminate this Contract by notice in writing to Buyer, whereupon the Earnest Money (other than the Option Money) shall be returned to Buyer and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein as to rights or obligations that survive termination. The following is a condition precedent to Seller’s obligations hereunder: the closing under the Tupelo Contract must occur simultaneously with the Closing under this Contract, which condition includes but is not limited to Buyer’s tender of the purchase price under the Tupelo Contract and Buyer’s delivery of all its closing deliveries under the Tupelo Contract; provided, however, if factors outside the reasonable control of Seller or Buyer render a simultaneous closing impracticable, Seller and Buyer each may adjourn the Closing for up to five business days to coordinate the simultaneous closings under this Contract and the Tupelo Contract. Notwithstanding any other provision of this Section 12(b) to the contrary: (i) if the closing under the Tupelo Contract does not occur simultaneously with the Closing under this Contract as a result of a default by the seller under the Tupelo Contract or Seller under this Contract, then the provisions of Section 10(b) shall control, and Seller shall have no right to terminate this Contract pursuant to this Section 12(b); and (ii) if the Tupelo Contract terminates pursuant to Section 10(b) or Section 12(a)(i) or (ii) of the Tupelo Contract, then Buyer may proceed with the Closing, and Seller shall have no right to terminate this Contract pursuant to this Section 12(b).

13.           COVENANTS.

(a)                                  Continued Operations. From the Effective Date until Closing, Seller will (i) maintain and operate the Property in its current state and condition in accordance with Seller’s customary manner, reasonable wear and tear and damage from casualty excepted, (ii) not remove any item of Personal Property from the Land or Improvements unless replaced by a comparable item of Personal Property, (iii) maintain all permits, licenses and occupancy certificates, including all development, building and use permits and certificates of occupancy, (iv) perform, when due, all material obligations under any and all agreements relating to the property and otherwise in accordance with applicable laws, ordinances, rules and regulations, (v) promptly notify Buyer of any fact of which Seller becomes aware which causes any representations or warranties of Seller contained in this Contract to become false in any material respect, and (vi) promptly forward to Buyer any notices of code violations that Seller receives.

(b)                                 Rent Ready Condition. If any apartment unit is vacated seven days or more prior to Closing, then, prior to Closing, Seller shall use commercially reasonable diligence to return such unit to rentable condition in accordance with Seller’s customary cleaning, painting, and repair standards for vacant units (the condition of such an apartment unit after cleaning is referred to herein as a “Rent Ready Condition”). To the extent any such units are not in a Rent Ready Condition by Closing, the Purchase Price shall be credited in an amount equal to $500 for each unit that is not in a Rent Ready Condition.

(c)                                  Leasing. From the Effective Date through Closing, Seller shall conduct its leasing activities in Seller’s normal course of business; provided, however, that after the expiration of the Feasibility Period (i) Seller shall not enter into any new leases with corporate apartment providers without Buyer’s prior written approval, (ii) Seller shall not enter into any new leases for retail uses without Buyer’s prior written approval, and (iii) all new Tenant Leases shall be on the form of lease currently used by Seller or such other form as may be approved by Buyer in its reasonable discretion.

(d)                                 Website. Seller shall maintain the Website and related material though the Closing.

14.           CONDEMNATION. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property, or any portion thereof, Seller will notify Buyer of the pendency of such proceedings. If any condemnation proceedings affecting the Property, or any material portion thereof (a “material portion” being 5% or more of the improvements on the Property or the absence of reasonable access to the Property), are commenced or threatened in writing prior to Closing, then Buyer may, at its option, (i) terminate this Contract whereupon the Earnest Money (other than the Option Money) shall be refunded to Buyer, and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations that survive termination; or (ii) waive its objections.

15.           DAMAGE TO PROPERTY. Seller agrees to give Buyer prompt notice of any fire or other casualty affecting the Land, the Improvements or the Personal Property between the Effective

Date and the Closing that would allow Buyer to terminate this Contract or that Seller reasonably estimates would cost more than $25,000 to repair. Buyer or its designated agents may enter upon the Property from time to time during normal business hours and upon advance notice to Seller in accordance with this Contract for the purpose of inspecting any such casualty.

(a)                                  If, prior to the Closing, the Property is damaged by a fire or other casualty that would cost $500,000 or more to repair, then in such event, Buyer may, at its option, elect to terminate this Contract by written notice to Seller within 20 days after the date of Seller’s notice to Buyer of the casualty or at the Closing, whichever is earlier, in which case the Earnest Money (other than the Option Money) will be refunded to Buyer, and neither party will have any further rights or obligations hereunder, other than as set forth herein with respect to rights and obligations which survive termination. If neither Buyer nor Seller timely makes its election to terminate this Contract, then the Closing will take place as provided herein without reduction of the Purchase Price, and there will be assigned to Buyer at the Closing all interest of Seller in and to any casualty insurance proceeds received or to be received by reason of such damage or destruction (net of proceeds of rental loss and business interruption insurance allocable to the period through the Closing Date, amounts expended by Seller to stabilize or repair the Property and costs incurred by Seller in making proof of loss or settling claims with insurers) and Seller shall tender at Closing the deductible amounts under Seller’s insurance policies (including business interruption and rental loss insurance of Seller that would be applicable to the period after the Closing).

(b)                                 If, prior to the Closing, the Property is damaged by a fire or other casualty that would cost less than $500,000 to repair, then in such event (i) this Contract shall not terminate, (ii) Seller keep Buyer informed of Seller’s remedial actions with respect to such fire or other casualty, and (iii) at Closing, Seller shall assign and transfer to Buyer all interest of Seller in and to any casualty insurance proceeds received or to be received by reason of such damage or destruction (net of proceeds of rental loss and business interruption insurance allocable to the period through the Closing Date, amounts expended by Seller to stabilize or repair the Property and costs incurred by Seller in making proof of loss or settling claims with insurers) and Seller shall tender at Closing the deductible amounts under Seller’s insurance policies (including business interruption and rental loss insurance of Seller that would be applicable to the period after the Closing). If the damage or destruction arises out of an uninsured risk, Seller shall elect, by written notice within 10 days of the occurrence of such damage or destruction, either to terminate this Contract or to close the transaction contemplated hereby with a reduction of the Purchase Price equal to the costs of repairing the Property, as reasonably estimated by an engineer engaged by Seller and reasonably acceptable to Buyer.

(c)                                  If and to the extent that Seller is required in this Section 15 to assign and transfer to Buyer Seller’s right, title, and interest in and to insurance proceeds, (i) Seller shall use commercially reasonable efforts to cause its insurance carriers pay any unpaid insurance proceeds to which Buyer is entitled (including business interruption and rental loss insurance of Seller that would be applicable to the period after the Closing) to Buyer and for Buyer’s benefit, and (ii) if Seller’s insurance carriers do not permit assignment of such insurance proceeds to Buyer, then upon receipt of all such unpaid insurance proceeds, Seller shall pay the same to Buyer. The provisions of this Section 15(c) shall survive the Closing.

16.           REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.

(a)                                  Buyer’s Representations. Buyer represents and warrants to Seller, which representations and warranties shall be deemed made by Buyer to Seller as of the Effective Date and also as of the Closing Date:

(i)            Buyer has the requisite power and authority to purchase the Property as provided in this Contract and to carry out Buyer’s obligations hereunder, and that all requisite action necessary to authorize Buyer to enter into this Contract and to carry out Buyer’s obligations hereunder has been, or on the Closing Date will have been, taken.

(ii)           No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar laws, nor does Buyer plan to file any such petition before Closing or within 90 days after Closing.

(iii)          Buyer acknowledges that California State Teachers’ Retirement System (“CalSTRS”), a member of Seller’s limited partner, is a unit of the California State and Consumer Services Agency established pursuant to Title I, Division 1, Parts 13 and 14 of the California Education Code, Sections 22000, et seq., as amended (the “Education Code”). Buyer further acknowledges that such member is prohibited from engaging in certain transactions with or for the benefit of an “employer”, “employing agency”, “member”, “beneficiary” or “participant” (as those terms are defined or used in the Education Code). In addition, Buyer acknowledges that such member may be subject to certain restrictions and requirements under the Education Code. Accordingly, Buyer represents and warrants to Seller that (1) Buyer is neither an employer, employing agency, member, beneficiary or participant of CalSTRS; (2) Buyer has not made any contribution or contributions to CalSTRS; (3) neither an employer, employing agency, member, beneficiary nor participant of CalSTRS, nor any person who has made any contribution to CalSTRS, nor any combination thereof, is related to Buyer by any relationship described in Section 267(b) of the Code; and (4) neither CALSTRS, BlackRock, nor any Person who Buyer knows to be one of their Related Parties (collectively an “Investor Person”) has received or will receive, directly or indirectly, any payment, consideration or other benefit from, nor does any Investor Person have any agreement or arrangement with, Buyer or any person or entity affiliated with Buyer, relating to the transactions contemplated by this Contract except as expressly set forth or referred to in this Contract.

(iv)          Buyer represents and warrants to Seller that neither Buyer nor any constituent owner or affiliate that owns a controlling interest therein is, or shall be at any time from the Effective Date through the Closing Date, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Premises and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”). Buyer further represents and warrants that neither Buyer nor any of its constituent owners or affiliates that own a controlling interest therein is or shall be during the period from the Effective Date through the Closing Date, a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom the other party is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; or (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list.

(b)                                 Buyer’s Covenants. After Closing, Buyer shall remove all signage and identifying marks from the Property referring to Seller’, Seller’s affiliates, Seller’s property manager or the Excluded IP. Buyer shall notify Seller of the removal and offer Seller the opportunity to take any such removed signage. Buyer may elect instead to provide access to the Property after Closing to Seller and Seller’s agents and employees so that Seller, its agents and employees may instead remove such signage and identifying marks, at times and for a duration that is commercially reasonable given the removal to be completed. The provisions of this Section 16(b) shall survive the Closing.

17.           ASSIGNMENT. Except as otherwise provided herein, Buyer may not assign this Contract without Seller’s prior written consent, such consent to be given or denied in Seller’s reasonable discretion. Notwithstanding the foregoing, Buyer may assign its rights under this Contract, in whole or in part, to (i) any affiliate or direct or indirect subsidiary of Buyer or (ii) any entity in which Buyer, or the principals thereof, have control as defined herein. Upon both the assignment of this Contract and the assignee’s delivery to the Title Company of the full amount of Closing funds required to be delivered by the Buyer (or its assignee) to the Title Company, the original Buyer will be released from all liabilities and obligations under this Contract, provided that such assignee has assumed all of the liabilities and obligations of the Buyer under this Contract. For purposes of this Contract, “affiliate” means, in respect of Buyer: (a) any entity that controls, is controlled by, or is under common control, with the entity in question, or (b) any entity that participates in any investment program sponsored by Behringer Harvard Holdings, LLC, or any of its direct or indirect parents or subsidiaries. For purposes of this Contract, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise.

18.           EXCHANGE. Buyer may consummate the acquisition of the Property as part of a like kind exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), and, in connection therewith may assign its rights under this Contract to a qualified intermediary. Seller will reasonably cooperate with Buyer in the Exchange provided that Seller is not thereby required to take any additional risk and Buyer pays any additional costs that would not otherwise have been incurred by Seller or Buyer had Buyer not consummated its purchase through the Exchange. Completion of such substitution or any related exchange is not a condition to sale of the Property as contemplated by this Contract, and Buyer may not postpone the Closing Date to allow for completion of such substitution or any related exchange. Buyer agrees to indemnify and defend Seller and hold Seller harmless from and against any loss, damage, liability, obligation, claim, suit, cause of action, judgment, settlement, penalty, fine, cost or expense (including fees and disbursements of attorneys and other professionals and court costs) arising out of or relating to Seller’s participation in an exchange that Buyer requests. Under no circumstances will Seller be obligated to take title to any property (other than the Property) in order to complete an Exchange.

19.           AUDIT BY BUYER. Seller acknowledges that Buyer may cause to be prepared audited financial statements with respect to the Property in compliance with the policies of Buyer and certain laws, including applicable regulations promulgated by the Securities and Exchange Commission. Seller shall use commercially reasonable efforts to cooperate with Buyer’s auditors in the preparation of such audited financial statements (including making available for interview, with reasonable advance notice from Buyer, by Buyer and Buyer’s auditors the management personnel of Seller who are responsible for the day-to-day operation of the Property and the keeping of the books and records in respect of the operation of the Property), for two years after Closing. In addition, if Seller has audited financial statements, Seller shall promptly provide Buyer with a copy of such audited financial statements for the most-recent period for which they have been prepared. Seller acknowledges that any such audit may require review of records existing for up to three years prior to the date of Closing, and Seller shall make available to Buyer any records in Seller’s possession or control covering such period. If, after the Closing Date, Seller obtains an audited financial statement for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then Seller shall promptly provide Buyer with a copy of such audited financial statement. Seller acknowledges that providing its audited financial statements to Buyer does not necessarily obviate Buyer’s need to perform Buyer’s own audit. The provisions of this Section 19 shall survive the Closing.

20.           PUBLICITY. Seller and Buyer each agrees that (a) prior to the Closing, neither Seller nor Buyer shall issue any press release with respect to the transaction contemplated by this Contract without the prior consent of the other, except to the extent required by applicable law, and (b) after the Closing, either Seller or Buyer shall have the right to issue a Permitted Release. “Permitted Release” means a press release announcing the purchase and sale of the Property and the resulting ownership and control of the Property so long as the release does not, except to the extent required by applicable law, disclose or reference (x) the sale price or any other economic terms relating to the Property or the sale of the Property, (y) the identity of the Seller or its affiliates or any identifying information relating to Seller and its affiliates (unless specifically pre-approved in writing by Seller in Seller’s sole discretion), or (z) the name “Alexan” or any of the other Excluded IP (unless specifically pre-approved in writing by Seller in Seller’s sole discretion). Notwithstanding the foregoing, any press release other than a Permitted Release issued by either Seller or Buyer shall be subject to the review and approval of the other party hereto (which approval shall not be unreasonably withheld, conditioned or delayed).

21.           MISCELLANEOUS.

(a)                                  Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed received: (i) upon receipt when personally delivered; (ii) on the next business day after deposit when sent by nationally-recognized overnight courier service, charges prepaid, and properly addressed, for next business day delivery; or (iii) upon confirmation of successful transmission to each recipient’s facsimile machine when sent by facsimile; or (iv) upon transmission by electronic mail (provided that receipt is confirmed by telephone or in a return electronic mail message sent by the recipient or an assistant thereof); provided, however, notices sent pursuant to Section 10(c) shall not be transmitted by electronic mail. For purposes of this Section 21(a), the addresses of each party will be that set forth below the signature of such party hereto with a copy to the other addressees set forth below the signature of such party. Either party may change its address for notice from time to time by delivery of at least ten days prior written notice of such change to the other party hereto in the manner prescribed herein.

(b)                                 The Article and Section headings in this Contract are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits contained in this Contract are references to sections, schedules and exhibits of or to this Contract, (ii) words in the singular include the plural and vice versa, and (iii) words of any gender include each other gender. Whenever in this Contract, any party is permitted or required to make a decision in its discretion, give its approval, or elect an option, such party shall be entitled to act in its sole and absolute discretion in making such decision, giving such approval, or exercise such option, unless a different standard is expressly provided in the applicable provision hereof. No provision of this Contract will be interpreted in favor of, or against, any party hereto by reason of the extent to which any such party hereto or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

(c)                                  As used in this Contract the following words or phrases have the following meanings: (i) “hereby,” “herein,” “hereof,” “hereto,” “hereunder” and words of similar import refer to this Contract as a whole and not to any particular provision hereof; (ii) “include,” “including” or derivatives thereof means “including without limitation”; and (iii) “law” means any statute, regulation, rule, judicial order and any other legal pronouncement having the effect of law.

(d)                                 Seller shall remove the Property from the market upon execution of this Contract and deal exclusively with Buyer until the expiration of the Feasibility Period and thereafter during the term of this Contract. If Buyer elects to terminate this Contract during the Feasibility Period, or if this Contract otherwise terminates, then the requirement to deal exclusively with Buyer shall no longer apply.

(e)                                  This Contract will be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Dallas County, Texas.

(f)                                    Any party to this Contract who is the prevailing party in any legal proceeding against the other party brought under or with respect to this Contract or transaction will be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

(g)                                 This Contract will be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors, and permitted assigns. A document or signature page transmitted by facsimile or circulated by electronic mail shall be binding on any party whose signature appears thereon.

(h)                                 In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision hereof, and this Contract will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(i)                                     This Contract constitutes the sole and only agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter hereof and cannot be changed except by their written consent.

(j)                                     Time is of the essence in the performance of this Contract.

(k)                                  The parties may execute this Contract in one or more identical counterparts, all of which when taken together will constitute one and the same instrument.

(l)                                     Whenever any determination is to be made or action to be taken on a date specified in this Contract, if such date shall fall upon a Saturday, Sunday or holiday observed by federal savings banks in the State of Texas, the date for such determination or action will be extended to the first business day immediately thereafter.

(m)                               Unless otherwise expressly herein stated to survive, all representations, covenants, indemnities, conditions and agreements contained in this Contract shall merge into and be superseded by the various documents executed and delivered at Closing and shall not survive the Closing. Seller shall have no liability to Buyer after Closing for any matter disclosed by Seller pursuant to the terms of this Contract or disclosed to Buyer prior to Closing.

(n)                                 Contemporaneously with the execution and delivery of this Contract, Buyer has delivered to Seller and Seller hereby acknowledges the receipt of a check in the amount of $100.00 (“Independent Contract Consideration”), which amount the parties bargained for and agreed to as consideration for Buyer’s exclusive right to inspect and purchase the Property pursuant to this Contract and for Seller’s execution, delivery and performance of this Contract. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Contract, is nonrefundable, and it is fully earned and will be retained by Seller notwithstanding any other provision of this Contract to the contrary.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

EXECUTED on the dates set forth below to be effective as of the Effective Date.

SELLER:

FITZHUGH APARTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership

By:	NT 104 Fitzhugh Limited Partnership, a Delaware limited partnership, its general partner

	By:	NT 101 Development 2006 GP LLC, a Delaware
limited liability company, its general partner

		By:	/s/ Timothy J. Hogan
		Name:	Timothy J. Hogan
		Title:	Vice President

Address:

Fitzhugh Apartments Limited Partnership
949 South Coast Drive, Suite 400
Costa Mesa, California 92626
Attention: Eric Lezak
Telephone: 714-966-9355 x 113
Facsimile: 714-966-9353
Email: elezak@tcresidential.com

with a copy to:

Michael K. Ording, Esq.
Jones Day
325 John H. McConnell Blvd., Suite 600
Columbus, Ohio 43215
Telephone: 614-281-3815
Facsimile: 614-461-4198
Email: mkording@jonesday.com

Contract for Purchase and Sale

Signature Pages

BUYER:

BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership

By:	BHMF, Inc.,
a Delaware corporation, its general partner

	By:	/s/ Robert T. Poynter
	Name:	Robert T. Poynter
	Title:	Vice President

Address:

Behringer Harvard Multifamily OP I LP
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: Mark T. Alfieri
Telephone: 214-655-1600
Facsimile: 214-655-1610
Email: malfieri@behringerharvard.com

with a copy to:

Miller, Egan, Molter & Nelson LLP
4514 Cole Avenue, Suite 1250
Dallas, Texas 75205
Attention: Walter D. Miller
Telephone: 214-628-9502
Facsimile: 214-628-9505
Email: walt.miller@MillerEgan.com

Contract for Purchase and Sale

Signature Pages

TITLE COMPANY:

The undersigned hereby acknowledges receipt of this Contract and agrees to serve as the escrow holder of the Earnest Money and as the Title Company in accordance with the provisions of this Contract.

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Joycelyn Armstrong
Name:	Joycelyn Armstrong
Title:	Commercial Escrow Officer

EXHIBITS:

A — Description of the Land

B — Statutory Special Warranty Deed

C — Bill of Sale

D — Assignment and Assumption Agreement

E — Assignment of Tenant Leases and Assumption

F — Tenant Notice Letter

G —Survey Certification

Contract for Purchase and Sale

Signature Pages

EXHIBIT A

DESCRIPTION OF THE LAND

TRACT 1:

Lot 1, Block 11/2000, of ALEXAN FITZHUGH ADDITION, an Addition to the City of Dallas, Dallas County, Texas, according to the map/plat thereof recorded under Clerk’s File No. 20080042332, Real Property Records, Dallas County, Texas.

TRACT 2:

Lot 1, Block 14/2001, of ALEXAN FITZHUGH ADDITION, an Addition to the City of Dallas, Dallas County, Texas, according to the map/plat thereof recorded under Clerk’s File No. 20080042332, Real Property Records, Dallas County, Texas.

1

EXHIBIT B
to
Contract for Purchase and Sale

FORM OF SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS	§

That FITZHUGH APARTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership (“Grantor”), for and in consideration of the sum of $10.00 and other good and valuable consideration to it in hand paid by BEHRINGER HARVARD [                ], LLC, a Delaware limited liability company, whose address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (“Grantee”), the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in Dallas County, Texas, described on Exhibit A, which is attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and together with all buildings and improvements located thereon and any right, title, and interest of Grantor in and to adjacent streets, alleys, strips, gores, and rights-of-way (collectively, the “Property”).

In addition, Grantor hereby grants, bargains, sells and conveys to Grantee, WITHOUT WARRANTY, all of Grantor’s right, title, and interest, if any, in and to: (i) any and all rights of ingress and egress to and from the Property, or any portion thereof, and any of Grantor’s rights to use same; (ii) any and all present and reversionary mineral rights and interests of Grantor relating to the Property, or any portion thereof; (iii) any and all rights to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities to the extent the same pertain to or benefit the Property, or any portion thereof, or the improvements located thereon, including, without limitation, all reservations of or commitments or letters covering any such use in the future, whether now owned or hereafter acquired; (iv) any and all roads, streets, alleys, and ways (open or proposed) affecting, crossing, fronting, or bounding the Property, or any portion thereof, including any awards made or to be made relating thereto including, without limitation, any unpaid awards or damages payable by reason of damages the Property, or any portion thereof, or by reason of a widening of or changing of the grade; (v) any and all strips, gores or pieces of property abutting, bounding or which are adjacent or contiguous to the Property, or any portion thereof (whether owned or claimed by deed, limitations or otherwise); and (vi) any and all reversionary interests in and to the Property, or any portion thereof.

The warranty of Grantor provided herein is made and accepted subject to those encumbrances and exceptions (the “Permitted Encumbrances”) set forth on Exhibit B, which is attached hereto and made a part hereof for all purposes, but only to the extent that they are valid and subsisting and affect or relate to the Property.

2

TO HAVE AND TO HOLD the Property unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, except as to the Permitted Encumbrances, by, through or under Grantor, but not otherwise.

Dated this     day of                          , 2010.

FITZHUGH APARTMENTS LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	NT 104 Fitzhugh Limited Partnership, a Delaware limited
partnership, its general partner

	By:	NT 101 Development 2006 GP LLC, a Delaware
limited liability company, its general partner

By:
Name:
Title:

State of                                  )

     ) SS.

County of                              )

The foregoing instrument was acknowledged before me this               day of               , 20    , by                               , the                                         of NT 101 Development 2006 GP LLC, a Delaware limited liability company, the general partner of NT 104 Fitzhugh Limited Partnership, a Delaware limited partnership, the general partner of Fitzhugh Apartments Limited Partnership, a Delaware limited partnership, on behalf of such entity in such capacity.

Witness my hand and official seal.

My Commission Expires:

Notary Public

[Attach:

Exhibit A

Exhibit B]

3

EXHIBIT C
to
Contract for Purchase and Sale

BILL OF SALE

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS	§

THAT FITZHUGH APARTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by                                                                                                      , a                             (“Buyer”), the receipt of which is hereby acknowledged, has bargained, sold, delivered and assigned, and by these presents does bargain, sell, deliver and assign, unto Buyer all equipment, fixtures, appliances, inventory, computers, computer hardware, computer software, furniture, furnishings, drapes and floor coverings, office equipment and supplies, heating, lighting, refrigeration, plumbing, ventilating, incinerating, cooking, laundry, communication, electrical, dishwashing, and air conditioning equipment, disposals, window screens, storm windows, recreational equipment, pool equipment, patio furniture, sprinklers, hoses, tools and lawn equipment and other tangible personal property of whatever kind or character owned by Seller and attached to or installed or located on or in that certain real property situated in Dallas, Dallas County, Texas, and the improvements situated thereon, such tract of land being described on Exhibit A, attached hereto and made a part hereof for all purposes, including, without limitation, the items listed on Exhibit B, attached hereto and made a part hereof for all purposes (collectively, the “Personal Property”).

THE PERSONAL PROPERTY IS TRANSFERRED TO BUYER “AS IS” AND “WHERE IS” AND WITH ALL FAULTS, DEFECTS OR OTHER ADVERSE MATTERS. SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY BUYER) WITH RESPECT TO THE PERSONAL PROPERTY OR ITS CONDITION, EXCEPT AS OTHERWISE PROVIDED HEREIN. CONVEYANCE OF THE PERSONAL PROPERTY IS SUBJECT TO OTHER LIMITATIONS (AND EXCEPTIONS THEREFROM) CONTAINED IN THE CONTRACT FOR PURCHASE AND SALE, DATED MAY          , 2010, BETWEEN BUYER (AS ASSIGNEE) AND SELLER (THE “PURCHASE CONTRACT”), WHICH LIMITATIONS SURVIVE THE CLOSING (AS THAT TERM IS DEFINED IN THE PURCHASE CONTRACT).

Seller does hereby bind itself, its successors and assigns, to forever warrant and defend title to the Personal Property unto Buyer, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Seller, but not otherwise.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

4

EXECUTED as of the date first set forth above.

SELLER:

FITZHUGH APARTMENTS LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	NT 104 Fitzhugh Limited Partnership, a Delaware limited partnership, its general partner

	By:	NT 101 Development 2006 GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

5

EXHIBIT A
to
Bill of Sale

PROPERTY DESCRIPTION

TRACT 1:

Lot 1, Block 11/2000, of ALEXAN FITZHUGH ADDITION, an Addition to the City of Dallas, Dallas County, Texas, according to the map/plat thereof recorded under Clerk’s File No. 20080042332, Real Property Records, Dallas County, Texas.

TRACT 2:

Lot 1, Block 14/2001, of ALEXAN FITZHUGH ADDITION, an Addition to the City of Dallas, Dallas County, Texas, according to the map/plat thereof recorded under Clerk’s File No. 20080042332, Real Property Records, Dallas County, Texas.

6

EXHIBIT B
to
Bill of Sale

LIST OF PERSONAL PROPERTY

[ATTACHED]

7

EXHIBIT D
to
Contract for Purchase and Sale

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made and entered into as of              , 2010, by and between FITZHUGH APARTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), and                                                   , a                                                                     (“Assignee”).

RECITALS:

A.                                   Contemporaneously with the execution and delivery of this Assignment, Assignor is conveying to Assignee by Special Warranty Deed that certain real property, with the improvements located thereon, situated in Dallas County, Texas (the “Land”) and being more particularly described on Exhibit A, which is attached hereto and made a part hereof for all purposes; and

B.                                     Assignee desires to purchase from Assignor, and Assignor desires to sell and assign to Assignee, certain intangible personal property, as more particularly described below.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of TEN DOLLARS ($10.00) and other good and valuable consideration on this day paid and delivered by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER, DELIVER and CONVEY unto Assignee, its successors and assigns, the following properties (collectively, the “Assigned Properties”):

1.                                       The following “Intangibles”: to the extent assignable, all of Assignor’s right, title, and interest in and to (i) all bonds, permits, licenses (including software licenses), approvals, utility rights, development rights and similar rights related to the Property (as that term is defined in the Contract for Purchase and Sale, dated May        , 2010, between Assignee (by way of assignment from its predecessor in interest) and Assignor (the “Purchase Contract”), or any portion thereof, whether granted by governmental authorities or private persons, (ii) all trademarks, trade names, or symbols under which the Property, or any portion thereof, is operated including the name of “Fitzhugh”, but excluding the names “Crow,” “Trammell Crow,” “Trammell Crow Residential,” “TCR” and “Alexan” and derivatives of any such names and the “TCR” logo as well as trademarks, trade names, and service marks containing any of such names or such logo (collectively, the “Excluded IP”), (iii) all telephone numbers and exchanges serving the Property, or any portion thereof, (iv) all business and goodwill of Assignor related to the Property, or any portion thereof, (v) all site plans, surveys, soil and substrata studies, architectural drawings, “as built” plans and specifications, engineering plans, floor plans, and landscape plans that relate exclusively to the Property, or any portion thereof, (vi) all leasing materials and brochures, ledger cards, leasing records, leasing applications, tenant credit reports and maintenance and operating records related exclusively to the operation of Property, or any portion thereof, (vii) all warranties and guaranties (express or implied) issued in connection with, or arising out of (A) the purchase and repair of all Personal Property (as that term is defined in the Purchase Contract) or (B) the construction of any of the improvements located on the Property, or any portion thereof, but excluding any warranty or guaranty from the general contractor for the Property or any other

8

affiliate of Assignor, and (viii) the website that at the time of Closing has the Internet domain name www.alexanfitzhugh.com (the “Website”); provided, that (x) Assignee may, at Closing, choose to exclude the Website from the Property, or (y) if Assignee does not choose to exclude the Website from the Property at Closing, then no more than 30 days after Closing, Assignee shall, at Assignee’s expense, change the Internet domain name of the website to another name that does not include the Excluded IP and remove all Excluded IP, all links to web sites containing Excluded IP (e.g. www.tcresidential.com; www.alexanapts.com, etc.), all references to Assignor and Assignor’s property manager and all addresses, phone numbers, e-mail addresses and other identifying information relating to Assignor or Assignor’s property manager from the Website.

2.                                       Assignor’s interest in those service contracts described on Exhibit B, which is attached hereto and incorporated herein by reference (collectively, “Service Contracts”).

By accepting this Assignment and by its execution hereof, Assignee hereby assumes and agrees to perform all of the terms, covenants, and conditions of the Service Contracts on the part of Assignor therein required to be performed, from and after the date hereof, but not prior thereto.

Assignor agrees that it shall indemnify and hold harmless Assignee from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Assignee as a result of claims or causes of action being brought against Assignee, as Assignor’s successor in interest to the Assigned Properties, arising out of or relating to the Service Contracts and the obligations of Assignor thereunder accruing prior to and until (but not including) the date hereof. Assignee agrees that it shall indemnify and hold harmless Assignor from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Assignor as a result of claims or causes of action being brought against Assignor, as Assignee’s predecessor in interest to the Assigned Properties, arising out of or relating to the Service Contracts and the obligations of Assignee thereunder accruing on or after the date hereof.

ASSIGNOR SPECIFICALLY DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF MERCHANTABILITY) WITH RESPECT TO THE ASSIGNED PROPERTIES, EXCEPT AS OTHERWISE PROVIDED IN THE PURCHASE CONTRACT. CONVEYANCE OF THE ASSIGNED PROPERTIES IS SUBJECT TO OTHER LIMITATIONS (AND EXCEPTIONS THEREFROM) CONTAINED IN THE PURCHASE CONTRACT, WHICH LIMITATIONS SURVIVE THE CLOSING (AS THAT TERM IS DEFINED IN THE PURCHASE CONTRACT).

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

The parties may execute this Assignment in one or more identical counterparts, all of which when taken together will constitute one and the same instrument. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but in making proof of this Assignment, it shall not be necessary to produce or account for more than one such counterpart.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

9

EXECUTED as of the date first set forth above.

ASSIGNOR:

FITZHUGH APARTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership

By:	NT 104 Fitzhugh Limited Partnership, a Delaware limited partnership, its general partner

	By:	NT 101 Development 2006 GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

ASSIGNEE:

BEHRINGER HARVARD [ ], LLC, a Delaware limited liability company

By:
Name:	Mark T. Alfieri
Title:	Chief Operating Officer

Exhibit A - Property Description

Exhibit B - List of Service Contracts

10

EXHIBIT A
to
Assignment and Assumption Agreement

PROPERTY DESCRIPTION

TRACT 1:

Lot 1, Block 11/2000, of ALEXAN FITZHUGH ADDITION, an Addition to the City of Dallas, Dallas County, Texas, according to the map/plat thereof recorded under Clerk’s File No. 20080042332, Real Property Records, Dallas County, Texas.

TRACT 2:

Lot 1, Block 14/2001, of ALEXAN FITZHUGH ADDITION, an Addition to the City of Dallas, Dallas County, Texas, according to the map/plat thereof recorded under Clerk’s File No. 20080042332, Real Property Records, Dallas County, Texas.

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EXHIBIT B
to
Assignment and Assumption Agreement

LIST OF SERVICE CONTRACTS

[ATTACHED]

12

EXHIBIT E
to
Contract for Purchase and Sale

ASSIGNMENT OF TENANT LEASES AND ASSUMPTION

This ASSIGNMENT OF TENANT LEASES AND ASSUMPTION (this “Assignment”) is made and entered into as of             , 2010, by and between FITZHUGH APARTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), and                                                        , a                                                        (“Assignee”).

AGREEMENTS:

Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby GRANTS, TRANSFERS and ASSIGNS to the Assignee the following (collectively, the “Property”): all of Assignor’s right, title and interest in and to any and all tenant leases described on the schedule of leases attached as Exhibit A, attached hereto and made a part hereof (“Lease Schedule”), together with all franchises, licenses, occupancy agreements, or other similar agreements demising space in or otherwise permitting occupancy of the improvements now existing on the land described on Exhibit B, attached hereto and made a part hereof; and (ii) all refundable security deposits held by Assignor under the Leases.

TO HAVE AND TO HOLD the Property, together with all and singular the rights, titles, and interests thereto in anywise belonging, to Assignee, its successors and assigns forever.

Assignee hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor under or with respect to the Leases arising or accruing on or after the date hereof (including but not limited to obligations under the Leases with respect to any refundable security deposits assigned hereby to Assignee), and agrees to indemnify and hold Assignor harmless from and against any claims, costs or liabilities in connection with the failure to perform such obligations under the Leases arising or accruing on or after the effective date hereof. Assignor agrees to indemnify and hold Assignee harmless from and against any claims, costs or liabilities in connection with the failure to perform its obligations under the Leases arising or accruing prior to and until (but not including) the effective date hereof, including but not limited to obligations under the Leases with respect to any deposits.

ASSIGNOR SPECIFICALLY DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF MERCHANTABILITY) WITH RESPECT TO THE PROPERTY, EXCEPT AS OTHERWISE PROVIDED HEREIN. CONVEYANCE OF THE PROPERTY IS SUBJECT TO OTHER LIMITATIONS (AND EXCEPTIONS THEREFROM) CONTAINED IN THE CONTRACT FOR PURCHASE AND SALE, DATED MAY      , 2010, BETWEEN ASSIGNEE (BY WAY OF ASSIGNMENT FROM ITS PREDECESSOR-IN-INTEREST) AND ASSIGNOR.

The parties may execute this Assignment in one or more identical counterparts, all of which when taken together will constitute one and the same instrument. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but in making proof of this Assignment, it shall not be necessary to produce or account for more than one such counterpart.

EXECUTED as of the date first set forth above.

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ASSIGNOR:

FITZHUGH APARTMENTS LIMITED PARTNERSHIP,
a Delaware limited partnership

	By:	NT 104 Fitzhugh Limited Partnership, a Delaware limited
partnership, its general partner

	By:	NT 101 Development 2006 GP LLC, a Delaware
limited liability company, its general partner

By:
Name:
Title:

ASSIGNEE:

BEHRINGER HARVARD [ ], LLC,
a Delaware limited liability company

By:
	Name:	Mark T. Alfieri
	Title:	Chief Operating Officer

Exhibit A — Lease Schedule
Exhibit B — Property Description

14

EXHIBIT A
to
Assignment of Tenant Leases and Assumption

LEASE SCHEDULE

[ATTACHED]

15

EXHIBIT B
to
Assignment of Tenant Leases and Assumption

PROPERTY DESCRIPTION

TRACT 1:

Lot 1, Block 11/2000, of ALEXAN FITZHUGH ADDITION, an Addition to the City of Dallas, Dallas County, Texas, according to the map/plat thereof recorded under Clerk’s File No. 20080042332, Real Property Records, Dallas County, Texas.

TRACT 2:

Lot 1, Block 14/2001, of ALEXAN FITZHUGH ADDITION, an Addition to the City of Dallas, Dallas County, Texas, according to the map/plat thereof recorded under Clerk’s File No. 20080042332, Real Property Records, Dallas County, Texas.

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EXHIBIT F
to
Contract for Purchase and Sale

FORM OF TENANT NOTICE LETTER

NOTICE TO RESIDENTS

                                , 20

Dear Resident:

Notice is hereby given to the residents of                            (the “Property”) that the current owner of the Property has sold the Property to                                                                        (“Purchaser”), effective                         , 20     . Purchaser has assumed all of the obligations of landlord under your lease, including any obligations with respect to your security deposit, if any, which has been transferred to Purchaser.

Sincerely,

17

EXHIBIT G
to
Contract for Purchase and Sale

TITLE AFFIDAVIT

CERTIFICATE AS TO TITLE MATTERS

GF/ORDER NO.:

PROPERTY: See attached Exhibit “A”

STATE OF TEXAS

COUNTY OF

The undersigned, Fitzhugh Apartments Limited Partnership (“Fitzhugh”), certifies to Chicago Title Insurance Company (the “Company”) that, except as set forth on any title commitment, pro forma title policy or title policy with respect to the Property issued by the Company, that the following is true and correct:

1.                                       There are no unpaid debts for plumbing fixtures, water heaters, floor furnaces, air conditioners, radio or television antennae, carpeting, rugs, lawn sprinkling systems, venetian blinds, window shades, draperies, electric appliances, fences, street paving, or any personal property or fixtures that are located on the Property described above, and no such items have been purchased on time payment contracts, and there are no security interests on such property described in this paragraph that are secured by financing statement, security agreement or otherwise except as set forth on the attached Exhibit A.

2.                                       There are no loans secured by a lien on such Property except a loan from Regions Bank.

3.                                       All labor and material used in the construction of improvements on the Property in the last twelve months have been paid for and there are now no unpaid labor or material claims against the improvements or the property upon which same are situated except as set forth on the attached Exhibit A.

4.                                       No parties, other than the current owner and tenants under signed leases, are in possession of the Property.

5.                                       To the actual knowledge of the person signing this Certificate on behalf of Fitzhugh, other than as shown on the real property survey dated                                and issued by                              (the “Survey”), since May     , 2010, there have been no:

a.                                       construction projects on the Property such as new structures, additional buildings, rooms, garages, swimming pools or other permanent improvements or fixtures;

b.                                      changes in the location of boundary fences or boundary walls on the Property;

c.                                       construction projects on immediately adjoining property(ies) which encroach on the Property; or

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d.             conveyances or replattings of the Property by Fitzhugh, or the grant or dedication of easements on, over or across the Property by Fitzhugh;

except, with respect to any of items a. – d., the matters set forth in Exhibit A.

6.                                       Fitzhugh understands that the Company is relying on the truthfulness of the statements made in this affidavit to issue an owner’s title insurance policy in connection with Fitzhugh’s sale of the Property and to provide the area and boundary coverage upon the evidence of the Survey. This Certificate is made only for the benefit the Company and not for any other parties or persons. This Certificate does not constitute a warranty or guarantee of the location of improvements.

7.                                       Fitzhugh understands, and the Company by acceptance of this Certificate agrees, that (i) Fitzhugh has no liability to the Company should the information in this Certificate be incorrect other than information that the person signing this certificate on behalf of Fitzhugh knows to be incorrect and does not disclose to the Company; and (ii) the representations made in this Certificate are made only by Fitzhugh and no partner, officer, employee or agent of Fitzhugh, nor the person signing this Certificate on behalf of Fitzhugh, has any liability with respect to such representations.

FITZHUGH APARTMENTS LIMITED PARTNERSHIP

By:	NT 104 Fitzhugh Limited Partnership, a Delaware limited
partnership, its general partner

	By:	NT 101 Development 2006 GP LLC, a Delaware
limited liability company, its general partner

By:
Name:
Title:

STATE OF TEXAS                       )

COUNTY OF                                )

SWORN TO AND SUBSCRIBED before me this                                         , 2010, by                                           , the Vice President of NT 101 Development 2006 GP LLC, a Delaware limited liability company, the general partner of NT 104 Fitzhugh Limited Partnership, a Delaware limited partnership, the general partner of Fitzhugh Apartments Limited Partnership, a Delaware limited partnership.

Notary Public, State of Texas

19

EXHIBIT A
to
Title Affidavit

EXCEPTIONS

20

EXHIBIT H
to
Contract for Purchase and Sale

SURVEY CERTIFICATION

I hereby certify to Fitzhugh Apartments Limited Partnership, Behringer Harvard Multifamily OP I LP, a Delaware limited partnership, and Chicago Title Insurance Company, that this is, to the best of my knowledge and belief, a true and correct survey map made on the ground per the field notes indicated on this survey map of (Land lot, etc. and street address of the Property) and correctly shows the true and correct location of the boundary lines and area of the land indicated, the location and dimensions of all buildings and the locations of other visible improvements on said land, including but not limited to, structures, fences, walls and barriers, all parking lots or areas (together with a count of all parking spaces in said lots), out buildings, water courses or ditches, and walkways, situated on such land and all easements, utilities, rights of way, setback lines, and similar or other restrictions (visible or of record of which the surveyor is aware). The buildings and improvements do not overhang or encroach upon any easement or right of way of others, and there are no encroachments either way across the property lines. The property surveyed contains 10.681 acres and is not located within a flood plain or mudslide area as defined by the United States Department of Housing and Urban Development under the Flood Disaster Protection Act of 1973 as amended or as indicated by the Federal Emergency Management Agency, FEMA Maps or the National Flood Insurance Administration (see FLOOD STATEMENT). The survey correctly shows the location and dimensions of all adjoining alleys, streets, roads and rights of way and distance of the subject property from the nearest major street intersection. There are no visible (a) improvements, (b) party walls (c) violations of set backs, (d) ditches, (e) water courses, (f) easements, (g) roads, streets or alleys, (h) rights of way, (i) encroachments, (j) discrepancies, or (k) overlapping or conflicts on the subject property except as shown on this survey map and the subject property does not visibly serve any adjoining property for drainage, ingress, egress or other similar purposes.

I hereby certify that this survey map and the survey on which it is based were made in accordance with the most current Minimum Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM, and meets the accuracy requirements for a Class A Survey, as defined therein, and includes items 1 through 15 of Table A of the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys except for item 5 (“Contours”) and item 12 (“Governmental Agency Requirements”) which have been excluded. I further certify that this survey map was prepared by the undersigned and that the survey was performed on the ground by the undersigned or by qualified persons under the direct supervision and employment of the undersigned.

This survey may be relied upon by Behringer Harvard Holdings, LLC, Behringer Harvard REIT I, Inc., Behringer Harvard Mid-Term Value Enhancement Fund I LP, Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard Opportunity REIT I, Inc., Behringer Harvard Strategic Opportunity Fund I LP, Behringer Harvard Strategic Opportunity Fund II LP, Behringer Harvard Multifamily REIT I, Inc., or Behringer Harvard Opportunity REIT II, Inc. (or any other fund sponsored by or affiliated with Behringer Harvard Holdings, LLC) and their respective affiliates (collectively, “Behringer”) and a reference to this survey may be included in an offering memorandum, registration statement, prospectus, sales brochure, annual or quarterly reports, proxy statements, Forms 8—K or similar documents (in either electronic or hard format) issued, filed or released in connection with a sale, for firm securitization, or any loan on the property or other transaction or reporting involving the property referenced in this survey.

[Signature of Surveyor]
Registration No.
[Name, address, telephone number and job number of Surveyor].

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